Exhibit 10.8

FOURTH AMENDMENT

TO

SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN

Pursuant to Article XI of the Suburban Propane Retirement Savings & Investment Plan effective January 1, 2013, said Plan is amended as set forth herein effective as of January 1, 2017.

FIRST:	Article III of the Plan is restated in its entirety, as attached hereto.
SECOND:	In all other respects, the Plan is ratified and approved.

IN WITNESS WHEREOF, the duly authorized Members of the Benefits Administration Committee have adopted this amendment this ____ day of _________________, 2017.

Daniel S. Bloomstein	Steven C. Boyd

A. Davin D’Ambrosio	Michael A. Kuglin

Sandra N. Zwickel

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ARTICLE III ‑ CONTRIBUTIONS

3.01 Amount of Nonelective Employer Contribution:  The amount of nonelective Employer  contribution to be made to the Plan, if any, shall be determined for each Plan Year by the Employer, in its absolute discretion.  A contribution may be made without regard to the existence of current or accumulated profits.  The nonelective Employer contribution, if any, shall be paid to the Trust within the time period and manner permitted by the Code; provided, however, that no in-kind contributions shall be permitted. (See Section 3.10 regarding Employer Matching Contributions.)

3.02 Limitation on Employer Contributions:  In no event shall a contribution be made on behalf of any Participant which would result in a violation of Code Section 415.  (See Plan Appendix, “Limitations - Section 415.”)

3.03 Elective Deferral Contributions:

(a) Subject to the Automatic Contribution Arrangement provisions of Section 3.14, each Plan Year, any Participant may elect to make an elective deferral contribution to the Trust by entering into a deferral election agreement with the Employer.  The terms of any such deferral election shall provide that the Participant agrees to defer receipt of any whole percentage of his Compensation, between 1% and 90%, as specified by the Participant, subject to the limitations set forth in Section 3.05 and the then applicable limits under Code Section 402(g); provided, however, that effective as of August 1, 2016, the terms of any such deferral election shall provide that the Participant agrees to defer receipt of any whole percentage of his Compensation, between 1% and 75%, as specified by the Participant, subject to the limitations set forth in Section 3.05 and the then applicable limits under Code Section 402(g).  Notwithstanding the foregoing, in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).

(b) In consideration of such election, the amount of the Participant’s Compensation which was deferred, pursuant to the deferral election, shall be allocated to the Participant’s Elective Deferral Contribution Account subject to the following conditions:

(i) The allocation shall be made without regard to the Participant’s performance of services or participation in the Plan on any date subsequent to the date of the allocation, and

(ii) The elective deferral contributions so allocated shall be paid to the Trust as soon as administratively feasible, but in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash.  For this purpose, elective deferral contributions are deemed to relate to Compensation that either would have been received by the Participant during the Plan Year, but for the election to defer, or is attributable to services performed by the Participant during the Plan Year and, but for the election to defer, would have been received by the Participant within 2-1/2 months after the close of the Plan Year.

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(c) The term “elective deferral contribution” shall include pre-tax elective deferral contributions, catch-up contributions and Roth elective deferrals, if the Plan, at any time, accepts Roth elective deferrals.  The Participant’s deferral election shall specify the type of elective deferral contribution (pre-tax or Roth) to be withheld from each payment of Compensation, and such elective deferral contributions may not be reclassified following the date of contribution.

(d) The term “catch-up contributions” shall mean pre-tax elective deferral contributions made after 2001, which exceed an otherwise applicable plan limit and which are made by a Participant who has attained, or, by the last day of the taxable year in which the catch-up contributions are made, will attain, the age of 50.  For this purpose, an “otherwise applicable Plan limit” shall include the limit on elective deferrals under Code Section 402(g), the Actual Deferral Percentage limitations of Section 3.05, or an Employer-imposed limit on elective deferral contributions.

(i) In no event may catch-up contributions be made for any taxable year which exceed (A) the applicable dollar limit on catch-up contributions under Code Section 414(v)(2)(B)(i), which is $5,000 for taxable years beginning in 2006, as adjusted, in accordance with Code Section 414(v)(2)(C), for cost-of-living increases in multiples of $500, or (B) the Participant’s Compensation, reduced by all elective deferral contributions, other than catch-up contributions, made by the Participant for such year.  The dollar limit on catch-up contributions is, and thereafter, it will be adjusted by the Secretary of the Treasury.

(ii) Catch-up contributions shall not be included as annual additions for purposes of Code Section 415 (See Plan Appendix, “Limitations – Section 415”), shall not be counted as elective deferral contributions for purposes of computing Actual Deferral Percentages or applying the Actual Deferral Percentage limitations of Section 3.05, and shall not be counted in determining the minimum allocation in any Top Heavy Plan Year in accordance with Section 10.03.

(e) The term “Roth elective deferrals” shall mean elective deferral contributions made after 2005, which are includible in the Participant’s gross income for the taxable year in which such elective deferral is made and which have been irrevocably designated as Roth elective deferrals by the Participant in his deferral election.  A Participant’s Roth elective deferrals (if such contributions are, or ever have been, permitted under the terms of the Plan) and any income, gains and/or losses attributable thereto, shall be allocated to the Participant’s separate Roth Elective Deferral Account.

(f) Roth elective deferrals shall not be permitted.

3.04 Deferral Election:

(a) A deferral election shall be effective for the payroll period next following the date on which the election is executed and shall remain effective unless and until amended.

(b) A deferral election may be amended by a Participant at any time, effective for the payroll period next following the date of such amendment.

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(c) The Employer or Committee may amend any deferral election at any time, if it is determined that such amendment is necessary to insure that the limitations of neither Section 3.05 nor Code Section 402(g) will be exceeded or to insure that the nondiscrimination tests of Code Section 401(k) are met for the Plan Year.

3.05 Actual Deferral Percentage Limitations:

(a) Actual Deferral Percentage Tests: As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Deferral Percentage, as defined in Section 1.01, for Participants who are Highly Compensated Employees for that Plan Year must bear a relationship to the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for that Plan Year which satisfies either of the following Actual Deferral Percentage Tests:

(i) The Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees, multiplied by 1.25, or

(ii) The excess of the Actual Deferral Percentage for Participants who are Highly Compensated Employees over that of the Participants who are Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Deferral Percentage for such Highly Compensated Employees is not more than the Actual Deferral Percentage for such Non-Highly Compensated Employees multiplied by 2.0.

(b) Application of Actual Deferral Percentage Tests:

(i) In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or, in the event one or more other plans satisfy such requirements only if aggregated with this Plan, the Actual Deferral Percentages shall be determined, and the Actual Deferral Percentage Tests shall be applied, as if all such plans were a single plan.

(ii) If the Committee so elects, by a duly adopted amendment, the Actual Deferral Percentage Tests may be applied by using the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”), rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or  if, as a result of a merger or acquisition described in Code Section 410(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iii) For purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), all or any part of the Employer contributions and Employer matching contributions, if any are made under the terms of this Plan, may be treated as elective deferral contributions, provided that they are fully vested at all times, are subject to the restrictions of Section 3.08, and otherwise are deemed to be qualified nonelective contributions or qualified matching contributions within the meaning of Regulation Section 1.401(k)-1(b)(5).

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(iv) For purposes of the Actual Deferral Percentage Tests, only such elective deferral contributions, Employer contributions and Employer matching contributions as are paid over to the Trust prior to the last day of the twelve-month period immediately following the Plan Year to which such contribution relate shall be counted.

(v) The Committee shall maintain such records as are sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test, as well as the amount of Employer contributions and/or Employer matching contributions taken into consideration for purposes of satisfying such test.

(c) Correction of Excess Contributions:  In the event that the Actual Deferral Percentage of the Highly Compensated Employees does not satisfy either of the Actual Deferral Percentage Tests, set out in Section 3.05(a) above, and subject to the provisions of Section 3.05(e),  the Excess Contributions to the Plan for the Plan Year shall be distributed to the Highly Compensated Employees, as provided in Sections 3.05(d) and 3.06.  To the extent any Highly Compensated Employee has not made the maximum catch-up contribution permitted for the year, any Excess Contributions allocated to that Highly Compensated Employee shall be treated as catch-up contributions and shall not be treated as Excess Contributions.

(d) Distribution of Excess Contributions:  The Excess Contributions for a Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by, or on behalf of, each such Employee which is counted for purposes of computing the Actual Deferral Percentage of such Employee, first, by calculating the total amount of Excess Contribution to be distributed, in accordance with the procedures set forth this Section 3.05(d)(i) and, then, by apportioning the total amount of Excess Contributions among Highly Compensated Employees, in accordance with the procedures set forth in Section 3.05(d) (ii).

(i) The amount to be distributed attributable to a particular Highly Compensated Employee is the amount, if any, by which the contributions of that Highly Compensated Employee, which are taken into account under this section, must be reduced in order for the actual deferral ratio (hereinafter, “ADR”) of that Highly Compensated Employee to equal the highest permitted ADR under the Plan.  To calculate the highest permitted ADR under the Plan, the ADR of the Highly Compensated Employee with the highest ADR is reduced by the amount required to cause that Highly Compensated Employee’s ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR.  If a lesser reduction would enable the Plan to satisfy one of the Actual Deferral Percentage Tests, only this lesser reduction shall be used to determine the highest permitted ADR.

(A) The above process shall be repeated until the Plan would satisfy one of the Actual Deferral Percentage Tests if the ADR for each Highly Compensated Employee were determined after the reductions described above.

(B) The sum of all the reductions for all Highly Compensated Employees as so determined is the total amount of Excess Contributions for the Plan Year.

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(C) The ADR of a Participant is the sum of the Participant’s elective deferral contributions, qualified nonelective contributions and qualified matching contributions taken into account with respect to the Participant for purposes of the Actual Deferral Percentage Tests for a Plan Year, divided by the Participant’s Employee Compensation for that Plan Year, and calculated to the nearest hundredth of a percentage point.

(ii) The contributions of the Highly Compensated Employee or Employees with the highest dollar amount of contributions taken into account under this Section 3.05(d) are reduced by the amount required to cause the contributions of that Highly Compensated Employee to equal the dollar amount of the contributions taken into account under this Section 3.05(d) for the Highly Compensated Employee with the next highest dollar amount of contributions taken into account under this Section.

(A) If a lesser apportionment to the Highly Compensated Employee would enable the Plan to apportion the total amount of Excess Contributions, only the lesser apportionment shall apply.

(B) The above process shall be repeated until the total amount of Excess Contributions determined under Section 3.05(d)(i) has been apportioned.

(e) Qualified Non-Elective Contributions:  For any Plan Year, the Employer may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees who are Participants in the Plan for such Plan Year in such amount as may be necessary to satisfy one of the Actual Deferral Percentage Tests set forth in Section 3.05(a).  Such contribution shall be made within twelve months after the end of the Plan Year to which it relates and shall be allocated among the Participants who are Non-Highly Compensated Employees in the same proportion that the Compensation of each such Participant bears to the total Compensation of all such Participants.  Each Participant’s share of the Qualified Non-Elective Contribution shall be allocated to his Elective Deferral Contribution Account, shall be fully vested at all times  and shall be subject to the provisions of Section 3.08, as applicable to all other amounts contributed to his Elective Deferral Contribution Account .

3.06 Corrective Distribution of Excess Contributions:

(a) A Participant’s Excess Contributions for any Plan Year and any income allocable to such contributions through the end of such Plan Year, reduced by Excess Deferrals previously distributed to the Participant for the Participant’s taxable year ending with or within the Plan Year, shall be distributed to the Participant no later than the last day of the following Plan Year.  In the event the Plan should be terminated during a Plan Year in which Excess Contributions are made, the Excess Contributions shall be distributed no later than twelve months following the date of termination.  For Plan Years beginning after 2005, distribution of Excess Contributions shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

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(b) The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant’s elective deferral reduction contributions (and to any Employer contributions or Employer matching contributions treated as elective deferral contributions in accordance with Section 3.05(b)(iii)) by a fraction.

(i) The numerator of the fraction is the Excess Contributions of the Participant for the Plan Year.

(ii) The denominator of the fraction is the Participant’s total account balance attributable to elective deferral contributions and amounts treated as elective deferral contributions as of the end of the year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

3.07 Treatment of Excess Deferrals:

(a) In the event a Participant makes elective deferral contributions to this Plan for any calendar year which would result in Excess Deferrals, as defined in Section 1.15, for that year, such Excess Deferrals shall be distributed as provided herein.

(b) A Participant’s Excess Deferrals shall be included in the Participant’s gross income in the year to which the deferral relates and, unless distributed within the time required by Section 3.07(c)(ii), in the year in which the Excess Deferrals are distributed.

(c) Excess Deferrals received by the Plan may be distributed to the Participant, under the following terms and conditions:

(i) On or before March 1 following the taxable year in which the Excess Deferrals were made (or such later date as may be provided by IRS regulations), the Participant shall advise the Committee, in writing, of the existence and amount of the Excess Deferrals allocated to this Plan.

(ii) On or before April 15 following the taxable year in which the Excess Deferrals were made, the amount of the Excess Deferrals allocable to this Plan and any income allocable to such Excess Deferrals through the end of such taxable year, shall be distributed to the Participant.  For Plan Years beginning after 2005, distribution of Excess Deferrals shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

(iii) The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income (or loss) for that taxable year allocable to elective deferral contributions by a fraction, the numerator of which is the amount of Excess Deferrals made by the Participant for the taxable year, and the denominator of which is the Participant’s total Elective Deferral Contribution Account balance as of the end of the taxable year, reduced by the income allocable to such account for the taxable year and increased by the loss allocable to such account for the taxable year.

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(iv) Any corrective distribution of less than the entire amount of Excess Deferrals and income shall be treated as a pro rata distribution of the Excess Deferrals and income.

(v) The amount of Excess Deferrals that may be distributed with respect to any Participant for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such participant under Section 3.06 for the Plan Year beginning with or within such taxable year.

(vi) Except as otherwise provided by law, notwithstanding the distribution of Excess Deferrals under this Section 3.07, such amounts shall not be disregarded for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the Actual Deferral Percentage Limitations of Section 3.05 and shall be treated as annual additions for purposes of the limitations of Code Section 415.

3.08 Limitations on Withdrawals and Distributions:

(a) A Participant is fully vested at all times in all amounts contributed to his Elective Deferral Contribution Account and all earnings thereon.  However, except as provided in Section 3.07 or Section 3.09, no amounts may be withdrawn by, or distributed to, the Participant or his Beneficiary from such account prior to one of the following events:

(i) The Participant’s retirement, death, disability or severance from employment;

(ii) The Participant’s attainment of age 59‑1/2;

(iii) The termination of this Plan by the Employer, provided that the Employer does not maintain or establish, during the period beginning on the date of termination and ending twelve months after the distribution of all plan assets, a successor defined contribution plan, other than an employee stock ownership plan, as defined in Code Section 4975(e)(7) or Code Section 409(a), a simplified employee pension plan, as defined in Code Section 408(k), a SIMPLE IRA plan, as defined in Code Section 408(p), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f);

(iv) The Participant’s call to duty after September 11, 2001, because of the Participant’s status as a member of a reserve component, for a period of at least 180 days or for an indefinite period (a “qualified reservist distribution”), as more fully described in Section 5.09;

(v) The Participant’s service in the uniformed services while on active duty for a period of at least 30 days; provided, however, that if a participant receives a distribution in accordance with this provision, the Participant’s Elective Deferral Contributions and voluntary nondeductible contributions (if the Plan provides for such contributions) must be suspended for a period of six months from and after such distribution.

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(b) The provisions of this Section 3.08 shall apply to all Employer contributions and Employer matching contributions, if any are made to this Plan, which are treated as elective deferral contributions for purposes of computing Actual Deferral Ratios and satisfying the actual deferral percentage tests, in accordance with Section 3.05(b)(iv).

(c) All withdrawals and distributions made in accordance with this Section 3.08 shall be subject to such Participant and spousal consent as may be required by law.

3.09 Hardship Distributions:

(a) General:  Notwithstanding the provisions of Sections 3.08, distribution may be made to a Participant from his Elective Deferral Contribution Account at any time, provided that the distribution is made on account of an immediate and heavy financial need of the Participant, is necessary to satisfy such financial need, and is made in accordance with the provisions of this Section 3.09, and provided, further, that his spouse consents, if spousal consent is required by law.

(b) Immediate and Heavy Financial Need:  The determination as to the existence of an immediate and heavy financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances, but a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant, if the distribution is made on account of:

(i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, any dependent (as defined in Code Section 152) of the Participant, or a primary beneficiary;

(ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post‑secondary education for the Participant, his spouse, children, dependents (as defined in Code Section 152), or a primary beneficiary;

(iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that principal residence;

(v) Payment of funeral or burial expenses for the parent, spouse, child, other dependent, or a primary beneficiary of the Participant; provided, however, that this subsection (b)(v) shall apply only with respect to Plan Years beginning after 2005;

(vi) Payment of expenses for repair of damage to the principal residence of the Participant which would qualify for casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); provided, however, that this subsection (b)(vi) shall apply only with respect to Plan Years beginning after 2005, or

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(vii) Any other circumstance which is determined by the Committee in an objective and nondiscriminatory manner, based upon all relevant facts and circumstances, and in accordance with the requirements of the Code and applicable regulations, to be an immediate and heavy financial need which is due to an extraordinary emergency, provided that an otherwise appropriate immediate and heavy financial need shall not fail to qualify merely because the need was reasonably foreseeable or voluntarily incurred.

(c) Distribution Necessary to Satisfy Financial Need: A distribution is made on account of a hardship only to the extent that the amount distributed does not exceed the amount required to relieve the financial need and only to the extent that the financial need cannot be satisfied from other sources which are reasonably available to the Participant.  This determination is to be made by the Committee on the basis of relevant facts and circumstances.  The following additional requirements must be satisfied:

(i) Prior to receiving any amount from this Plan as a hardship distribution, the Participant first must have obtained all distributions, other than hardship distributions, and all non‑taxable loans (including any Participant loans permitted under Article XIV of this Plan) currently available under all plans maintained by the Employer.

(ii) The Participant’s right to make elective deferral contributions shall be suspended for a period of six calendar months following the month in which the Participant receives a hardship distribution.

(d) Resources Considered:  A Participant’s resources shall include those assets of his or her spouse and minor children as are reasonably available.

(e) Additional Limitations on Distribution:  The following additional limitations shall apply to hardship distributions:

(i) In no event shall any hardship distribution exceed the amount of the Participant’s elective deferral contributions, plus any earnings on such contributions accrued as of December 31, 1988 (or such other date as may be provided by regulation).

(ii) For purposes of Section 3.09(b), a primary beneficiary of the Participant is an individual who is named as a beneficiary and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant.

(iii) The minimum amount of any hardship withdrawal shall be $500.00.

3.10 Employer Matching Contributions:

(a) The Employer shall make a basic Employer Matching Contribution and, in its sole discretion, may make a supplemental Employer Matching Contribution as provided herein for each Plan Year.  Each such Employer Matching Contribution shall be made as soon as administratively feasible after the last day of the Plan Year and within the time period permitted by law for the benefit of each Participant who remains an Eligible Employee as of the last day of the Plan Year.

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(b) The basic Employer Matching Contribution shall be a percentage of the Participant’s Elective Deferral Contributions which do not exceed 6% of such Participant’s Compensation (“Eligible Elective Deferral Contributions”), which percentage shall be based on a sliding scale of adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) divided by an earnings performance target set for the fiscal year of the Employer by the Board of Supervisors (the “Performance Target”) in accordance with the following schedule:

Adjusted EBITDA as a Percentage of the Performance Target for the Employer’s Fiscal Year	Matching Contribution Expressed as a Percentage of Eligible Elective Deferral Contributions for the Plan Year
115% or higher of Adjusted EBITDA	100%
Less than 115% of Adjusted EBITDA	50%

(c) A supplemental Employer Matching Contribution, if any, may be made in such amount as the Board of Supervisors of the Employer, in its sole discretion, shall select.  This section shall not be interpreted as a guarantee of any supplemental Employer Matching Contributions.

3.11 Voluntary Nondeductible Contributions:  No Participant in the Plan is required or permitted to make voluntary nondeductible contributions to the Trust.  However, any voluntary nondeductible contributions which may have been made by a Participant to the Plan or a Prior Plan previously and which, as of the Effective Date, remain part of the Trust, as well as any amounts attributable to such contributions, shall remain in the Plan and shall be allocated to a separate voluntary nondeductible contribution account for the benefit of the Participant.   Such account shall be held and invested and shall share in gains and losses of the Trust, in accordance with the terms of the Plan and Trust.  A Participant’s separate voluntary nondeductible contribution account shall be fully vested and nonforfeitable at all times and shall be distributable at any time as the Participant shall direct, subject to the provisions of Article VII.

3.12 Actual Contribution Percentage Limitations:

(a) Actual Contribution Percentage Tests:

(i) As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Contribution Percentage for Highly Compensated Employees for the Plan Year must bear a relationship to the Actual Contribution Percentage for Non-Highly Compensated Employees for the Plan Year which satisfies either of the following Actual Contribution Percentage Tests:

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(A) The Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 1.25, or

(B) The excess of the Actual Contribution Percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Contribution Percentage of the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 2.0.

(ii) In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or in the event one or more other plans satisfy such requirements only if aggregated with the Plan, the Actual Contribution Percentages shall be determined, and the Actual Contribution Tests shall be applied, as if all such plans were a single plan.  Such aggregation may be applied for purposes of satisfying Section 401(m) only if such plans have the same plan year and use the same Actual Contribution Percentage testing method.

(iii) If the Committee so elects, by duly authorized amendment, the Actual Contribution Percentage Tests may be applied by using the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”) rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or, if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iv) The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test, as well as the amount of Employer contributions and/or elective deferral contributions taken into consideration for purposes of satisfying such test.

(b) Correction of Excess Aggregate Contribution:  In the event that the Actual Contribution Percentage of the Highly Compensated Employees does not satisfy either of the Actual Contribution Percentage Tests set out in Section 3.12(a) above, the excess voluntary nondeductible contributions and/or Employer matching contributions to the Plan for the Plan Year (and any excess elective contributions made under this Plan or any other cash or deferred arrangement maintained by the Employer which are recharacterized as voluntary nondeductible contributions for the Plan Year),  which shall be referred to as “Excess Aggregate Contributions,” and any income attributable to those Excess Aggregate Contributions, shall be forfeited, if attributable to Employer matching contributions, or distributed to the Participant within twelve months after the close of the Plan Year in which the excess arose.  In the event the Plan should be terminated during a Plan Year in which Excess Aggregate Contributions arise, such Excess Contributions shall be distributed no later than 12 months following the date of termination.  The Excess Aggregate Contributions with respect to any Plan Year shall be

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calculated as the excess of (i) the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum contribution percentage amounts permitted by the Actual Contribution Percentage Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

(c) Distribution of Excess Aggregate Contributions:  The Excess Aggregate Contributions for any Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by or on behalf of each such Employee which is counted for purposes of computing the Actual Contribution Ratio of such Employee.

(i) Such Excess Aggregate Contributions shall be distributed, first, to the Highly Compensated Employee or Employees with the largest contribution percentage amount.

(ii) The above process shall be repeated with reference to the Highly Compensated Employee with the next largest contribution percentage amount and, then, continuing in descending order until all Excess Aggregate Contributions have been distributed.  For this purpose, “largest contribution percentage amount” shall be determined after distribution of any Excess Aggregate Contributions.

(d) Definitions:  For purposes of applying the provisions of this Section 3.12 and Article III,

(i) “Actual Contribution Percentage” shall mean the average of the Actual Contribution Ratios for the group of Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions or the group of Non‑Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions, as the case may be.

(ii) “Actual Contribution Ratio” shall mean, for each employee, the sum of his voluntary nondeductible contributions, if any, and his Employer matching contributions, if any, for the Plan Year, divided by his Employee Compensation for the Plan Year.

(A) The Actual Contribution Ratio for each Employee and the Actual Contribution Percentages shall be calculated to the nearest one hundredth of one percent.

(B) If a Highly Compensated Employee makes voluntary nondeductible contributions and/or receives Employer matching contributions under more than one plan of the Employer, all such contributions shall be aggregated for purposes of determining the Actual Contribution Ratio of that Employee.

(C) If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate, if mandatorily disaggregated under regulations under Code Section 401(m).

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(D) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, any Employer matching contributions which are treated as elective deferral contributions, in accordance with Section 3.05(b)(iii), for purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), shall be disregarded.

(E) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of Section 3.12, all or any part of the Employer contributions and elective deferral contributions may be treated as Employer matching contributions, provided that such contributions are deemed to be qualified nonelective contributions or qualified elective contributions, within the meaning of Regulation Section 1.401(m)‑1(b)(5), and provided that the Actual Contribution Percentage Tests are applied using the Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees.

(F) For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12, voluntary nondeductible contributions are taken into account for a Plan Year in which such contributions are contributed to the Trust.  Payments by the Participant to an agent of the Plan shall be treated as contributions to the Trust, provided such contributions are transmitted to the Trust within a reasonable time.  Excess elective deferral contributions, which are recharacterized as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan), are to be taken into account as voluntary nondeductible contributions for the Plan Year in which the excess contributions are includable in the gross income of the Participant.

(G) For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, Employer matching contributions are to be taken into account for a Plan Year only if such contributions are allocated to the Participant’s account as of a date within the Plan Year, are actually paid to the Trust no later than the end of the twelve month period beginning on the day after the close of the Plan Year, and are made on behalf of the Participant based on his elective deferral contributions for the Plan Year.

(e) Income Allocable to Excess Aggregate Contributions: The income attributable to the Participant’s Excess Aggregate Contributions shall be equal to the allocable income or loss for the Plan Year to which the Excess Aggregate Contributions relate.

(i) The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to voluntary nondeductible contributions and Employer matching contributions (and amounts treated as Employer matching contributions in accordance with Section 3.12(d)(ii)(E)) by a fraction.

(A) The numerator of the fraction is the Excess Aggregate Contributions of the Participant for the Plan Year.

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(B) The denominator of the fraction is the Participant’s total account balance attributable to voluntary nondeductible contributions, Employer matching contributions and/or amounts treated as Employer matching contributions as of the end of the Plan Year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

(ii) Notwithstanding the foregoing, the income allocable to Excess Aggregate Contributions resulting from the recharacterization of any elective deferral contributions as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan) shall be determined and distributed as if such recharacterized contributions had been distributed as excess contributions.

3.13 Safe Harbors:  Notwithstanding any other provision of this Article III to the contrary, for any Plan Year as to which the Employer has elected, in accordance with Section 3.13(b), to make a Safe Harbor Contribution, the Plan shall be deemed to have satisfied automatically the Actual Deferral Percentage Limitations of Section 3.05, and any elective deferral contributions made pursuant to Section 3.03 shall be deemed to satisfy the non-discrimination standards of Code Section 401(k)(3).  In addition, with respect to any Plan Year, as to which the matching contribution safe harbor provisions of Section 3.13(a)(ii) are satisfied, the Plan shall be deemed to have satisfied automatically the Actual Contribution Percentage Limitations of Section 3.12; provided, however, that such limitations shall remain applicable to voluntary nondeductible contributions and any matching contributions which do not satisfy the safe harbor.  The provisions of this Section 3.13 shall be applicable only to a Plan Year which is twelve months in length or, in the case of the first Plan Year, at least three months in length (or any shorter period, in the case of a new Employer that establishes the Plan as soon as administratively feasible after coming into existence).

(a) Safe Harbor Contributions: For each Plan Year for which the provisions of this Section 3.13 are applicable, the Employer shall contribute to the Trust either the amount specified in Section 3.13(a)(i) or Section 3.13(a)(ii) below.  The contribution made for the benefit of a Participant hereunder shall be fully vested and nonforfeitable at all times, shall be subject to the restrictions on withdrawals and distributions of Section 3.08, (but shall not be subject to distribution for hardship in accordance with Section 3.09), and shall be allocated to that Participant’s Employer Contribution Account.  Such contribution shall be made to the Plan within twelve months of the close of the Plan Year.  Such Safe Harbor Contribution may be made to another qualified defined contribution plan maintained by the Employer, provided that such plan is identified in Appendix II to this Plan, that each Employee eligible to participate in this Plan also is eligible under such other plan, and that such other plan has the same plan year as this Plan.

(i) 3% Safe Harbor Contribution: The Employer will contribute an amount equal to 3% of the Compensation of each Participant who is eligible to make an elective deferral contribution to the Trust in accordance with the provisions of Section 3.03, or who would be eligible to make an elective deferral contribution but for a suspension, in accordance with Section 3.09(c)(ii) by reason of having received a hardship distribution, or due to statutory limitations, such as Code Section 402(g) or Code Section 415.  Compensation shall be defined as in Section 1.04; provided, however, that in no event shall any dollar limit, other than the limit imposed by Code Section 401(a)(17), apply to the Compensation of a Non-Highly Compensated Employee.

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(ii) Safe Harbor Matching Contribution:  In lieu of the contribution provided for in subsection (i) above, the Employer may contribute an amount for each Participant equal to 100% of that Participant’s elective deferral contributions which do not exceed 3% of such Participant’s Compensation, plus an amount equal to 50% of that Participant’s elective deferral contributions which exceed 3% of that Participant’s Compensation but do not exceed 5% of that Participant’s Compensation; provided, however, that with respect to any Plan Year as to which the Employer elects to make the Safe Harbor Contribution pursuant to this Section 3.13(a)(ii), no Employer Matching Contribution shall be made, pursuant to Section 3.10, with respect to elective deferral contributions made by any Participant.   The Safe Harbor Matching Contributions may be made with respect to elective deferral contributions for the Plan Year as a whole or separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or Plan Year quarter) taken into account for the Plan Year.  If the payroll method is used, however, the Safe Harbor Matching Contributions due with respect to elective deferral contributions made during any Plan Year quarter beginning after May 1, 2000, shall be deposited into the Trust by the last day of the following Plan Year quarter.

(b) Election:  The election to make a Safe Harbor Contribution, as provided herein for any Plan Year shall be made, prior to the first day of such Plan Year, by resolution or other appropriate action of the Employer, shall include the election of a specific safe harbor contribution method to be recited within Appendix II of this Plan, and may not be changed except by duly authorized amendment.   Notwithstanding the foregoing, the election to make the 3% Safe Harbor Contribution for a Plan Year may be made, as provided herein, at any time during that Plan Year, but not later than 30 days prior to the last day of that Plan Year, provided that the Plan provides for Actual Deferral Percentage testing and, if applicable, Actual Contribution Percentage testing, to be applied on a current year basis and provided, further, that the notice requirements of Section 3.13(c)(ii) are satisfied.

(c) Notice:

(i) Timing of Notice:  The Employer shall provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year of its intention to make a Safe Harbor Contribution, and such notice shall specify whether the Employer will make the 3% Safe Harbor Contribution or the Safe Harbor Matching Contribution.   If an Employee becomes a Participant after the date on which notice is given, as provided herein, the Employer shall provide written notice to that Participant no earlier than 90 days prior to his Date of Participation and no later than his Date of Participation.

(ii) Notice of Late Election Option:  Alternatively, the Employer may provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year that, at a later date in the Plan Year, it may elect to make the 3% Safe Harbor Contribution and that, if such election is made, a supplemental notice will be provided to Participants at least 30 days prior to the last day of the Plan Year informing them of such election.

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(iii) Contents of Notice:  All notices shall be written in a manner calculated to be understood by the average Participant and shall describe the Participant’s rights and obligations under the Plan.

(d) Modification of Deferral Elections:  In addition to the provisions of Section 3.04(b) with regard to amendment of deferral elections, a Participant may make or modify his salary deferral election during the thirty-day period immediately following receipt of the notice described in Section 3.13(b).

(e) Reduction or Elimination of Safe Harbor Matching Contributions:  The Plan may be amended during a Plan Year to reduce or eliminate the Safe Harbor Matching Contribution, provided that the conditions of Sections 3.13(e)(i), (ii), (iii) and (iv) below are satisfied and provided that all other requirements of the Safe Harbor are satisfied through the effective date of the amendment.

(i) Notice:  A supplemental notice shall be provided to all Participants explaining the consequences of the amendment , specifying the effective date of the amendment, and informing Participants of their right to modify their salary deferral elections and, if applicable, voluntary nondeductible contribution elections.

(ii) Effective Date:  Any reduction or elimination of Safe Harbor Matching Contributions shall be effective no earlier than the later of (A) 30 days after the supplemental notice required in Section 3.13(e)(i) has been provided to Participants and (B) the date on which the amendment is adopted.

(iii) Modification of Elections:  A participant may modify his salary deferral election and, if applicable, his voluntary nondeductible contribution election, during the thirty-day period immediately following receipt of the supplemental notice provided in accordance with Section 3.13(e)(i) above.

(iv) Testing:  The Actual Deferral Percentage Limitations of Section 3.05 and, if applicable, the Actual Contribution Percentage Limitations of Section 3.12 must be satisfied  for the entire Plan Year, using the current year testing method.

3.14 Automatic Contribution Arrangement:

(a) Each Covered Participant, as defined herein, shall be deemed to have elected to make an elective deferral contribution to the Trust and thereby to defer receipt of 6% of his Compensation for each pay period (hereinafter referred to as the “automatic deferral amount”), subject to the limitations set forth in Section 3.05, and the then applicable limits under Code Section 402(g); provided, however, that in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).  To the extent that any other provision of this Article III is inconsistent with automatic contribution arrangement provisions of this Section 3.14, this Section shall govern.

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(b) Written notice of the automatic contribution arrangement and automatic deferral amount shall be given to each Covered Participant no more than 90 days prior to his initial Date of Participation (and no later than his Date of Participation) and to each Covered Participant at least 30 days, but not more than 90 days, prior to the beginning of each Plan Year.  The notice must describe accurately and in terms calculated to be understood, (i) the amount of the automatic deferral that will be made on behalf of the Covered Employee in the absence of an affirmative election, (ii) the right of the Covered Participant to have no elective deferral made on his behalf or to have an elective deferral made on his behalf in a different amount, and (iii) how the automatic deferrals will be invested in the absence of an affirmative election by the Covered Participant.

(c) Each Covered Participant shall be accorded reasonable opportunity to modify his deferral election for the applicable Plan Year, to increase or reduce the deferral amount, or to opt out of the automatic deferral feature by entering into a deferral election agreement with the Employer.  Such election shall be implemented by the Employer as soon as administratively feasible after receipt of same.   In the event a Participant elects to opt out of the elective deferral feature with respect to any Plan Year, such election shall remain in effect for the remainder of that Plan Year and for succeeding Plan Years, unless and until the Participant affirmatively elects to make an elective deferral contribution by entering into a deferral election agreement with the Employer.

(d) For purposes of this Section 3.14, a “Covered Participant” is a Participant for whom no affirmative election regarding elective deferral contributions is in effect as of the effective date of this Section 3.14 or, if later his Date of Participation.

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